UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2014

Cole Credit Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51962	20-0939158
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 9, 2014, Cole Credit Property Trust, Inc. (the “Company”) entered into indemnification agreements with all of the members of the Company’s board of directors. These agreements provide, among other things, that the Company will indemnify each director in the event that he or she becomes a party or otherwise a participant in any action or proceeding on account of his or her service as a director (or service for another entity in any capacity at the Company’s request) to the fullest extent permitted by applicable law. Under each indemnification agreement, the Company has agreed to pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding. The Company has agreed to advance funds to its directors prior to the incurrence of such expenses, to the fullest extent permitted by applicable law, in order that they may timely pay such expenses as they arise. The indemnification agreements provide for procedures to determine whether the directors have satisfied the applicable standards of conduct that would entitle them to indemnification, which procedures include a presumption that the directors have met such standard of conduct. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under the Company’s charter and bylaws (each as amended from time to time) and applicable law.
The foregoing description of the indemnification agreements with the directors of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.6 hereof and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)        Exhibits

Exhibit No.	Description
10.6	Form of Indemnification Agreement between Cole Credit Property Trust, Inc. and each director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2014	COLE CREDIT PROPERTY TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer
Principal Financial Officer

Exhibit Index

Exhibit No.	Description
10.6	Form of Indemnification Agreement between Cole Credit Property Trust, Inc. and each director.

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